Exhibit (j)(1)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 40 to the Registration Statement of the American Performance Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP
Washington, D.C.
October 19, 2007